Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 23, 2010, accompanying the consolidated financial statements included in the Annual Report of Hemagen Diagnostics, Inc. on Form 10-K for the year ended September 30, 2010 and 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Hemagen Diagnostics, Inc. on Forms S-3 (File No. 333-40606 and No. 333-124425) and the Registration Statement on Form S-8 (File Nos. 333-57080, 333-156381, 333-158984 and 333-161918).

Stegman and Company

Baltimore, Maryland

December 23, 2010